[Logo of CBRL GROUP, INC.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
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CBRL GROUP, INC.
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                                                Contact:  Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer



            CBRL GROUP TO SIMULCAST PRESENTATION AT THE RAYMOND JAMES
                 26TH ANNUAL INSTITUTIONAL INVESTORS CONFERENCE


LEBANON,  Tenn. (February 28, 2005) -- CBRL Group, Inc. (the "Company") (Nasdaq:
CBRL) today announced that it will be presenting at the 26th Annual Institutional Investors Conference hosted by Raymond James from March 6 through March 9, 2005 in Orlando, Florida. There will be an on-line simulcast of the Company's presentation, which begins at 7:30 a.m. (Eastern) on Monday, March 7, 2005, available at the Company's web site, www.cbrlgroup.com. An online replay of the presentation will be available through March 20, 2005. A webcast of the Company's presentation will also be available over the Internet at http://www.wsw.com/webcast/rjii05/cbrl/.

     The Company's Chairman, President and Chief Executive Officer, Michael A. Woodhouse, and its Senior Vice President, Finance and Chief Financial Officer, Lawrence E. White, will be speaking at the conference. To access the live simulcast of the presentation, please go to the Company's web site at least 15 minutes prior to the presentation to download and install any necessary software.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 517 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 119 company-operated and 22 franchised Logan's Roadhouse restaurants in 18 states.


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